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                                                               EXHIBIT 10.18 (a)


                           SUBLEASE AMENDING AGREEMENT

SUBLEASE AMENDING AGREEMENT made as of the 1st day of January, 2000, between BELL SPORTS CANADA INC., (the "Sublessor") and SPORTRACK ACCESSORIES
INC. (previously known as SPORTRACK INTERNATIONAL), (the "SUBLESSEE")

Reference is hereby made to that certain sublease between the Sublessor and the Sublessee dated July 2, 1997, as amended by that certain addendum to sublease (the "ADDENDUM") dated October 23, 1997 and by that certain first amendment (the "FIRST AMENDMENT") dated May 12, 1998 (the Sublease, the Addendum and the First Amendment hereinafter, collectively the "SUBLEASE")

Unless the subject matter or context hereof otherwise requires, all capitalized terms used in this Sublease Amending Agreement shall, unless otherwise defined herein, have the meaning ascribed to them in the Sublease.

The Sublessor and the Sublessee hereby agree to amend the Sublease as follows:

1 Section 1.0 of the Addendum is hereby deleted and replaced with the following:

     The Gross Leasable Area of the Sublease Area shall be increased, making the revised Gross Leasable Area of the Sublease Area a total of 88,224 square feet situated on the ground floor, as reflected on the layout plan attached as Schedule A hereto;

2. Section 1.1 of the Addendum is hereby deleted and replaced with the following:

     The Gross Leasable Area of the Sublease Area shall be made up of the following areas:


     a. Factory                                              46,772 sq. ft.
     b. Office Space (as presently occupied)                  3,008 sq. ft.
     c. Cafeteria (Pro Rata Share)                            1,149 sq. ft.
     d. Compressor (Pro Rata Share)                             229 sq. ft.
     e. Tool Room                                               340 sq. ft.
     f. Former "Hot Box" Area                                 6,080 sq. ft.
     g. Former "Drilling" Area                                1,974 sq. ft.
     h. "Revised" Distribution Area                          28,672 sq. ft.
                                                             --------------
     Total Gross Leasable Area                               88,224 sq. ft.
                                                             ==============



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3.   Section 2.0 of the Addendum is hereby deleted and replaced with the following:

     The total basic rent per annum for the subleased area shall be, in respect of the current lease year ending on June 30, 2000, $288,492.48 plus GST and QST calculated on the basis of total Gross Leasable Area (as set out above) on the square footage rental charge of $3.27. The rent is payable in equal consecutive monthly installments of $24,041.04 plus QST and GST during the first day of each month in advance.

4.   Section 2.2 of the Addendum is hereby deleted.

5. Section 3.0 of the Addendum is hereby deleted and replaced by the following:

     In addition to the basic rent as set out in Section 2.0, the Sublessee shall pay to the Sublessor operating costs fixed at the sum of $1.15 per square foot for 71,742 square feet of Subleased Area. This annual operating cost of $82,503.30 plus GST and QST shall be payable in equal consecutive monthly installments of $6,875.27 plus GST and QST due on the first day of each month in advance.

6.   The effective date of this Sublease Amending Agreement will be January 1,
     2000.

7. Section 4.0 of the Addendum is hereby deleted and replaced by the following:

     The term of the Sublease shall begin from the effective date and expire on December 31, 2003.

8. Section 4.1 of the Addendum is hereby deleted and replaced by the following:

     Each of the Sublessee and Sublessor may terminate the Sublease or any renewal thereof by giving nine month prior written notice to the other party, in which event the Sublease shall terminate nine months following the date of receipt of such notice.

     Notwithstanding the foregoing, the Sublessor may terminate the Sublease if the Sublessee fails to pay the basic rent or additional costs payable pursuant to this Sublease or if the Sublessee is in default in fulfilling any other term, condition or



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     obligation of this Sublease, in each case for a period in excess of thirty
     (30) days from receipt by the Sublessee of written notice by the Sublessor calling upon the Sublessee to do so (hereinafter an "Event of Default").

     All written notices which are required to be given under this Sublease must be sent by certified mail to the following addresses:

     To the Sublessor

     Richard Willis
     Chief Financial Officer
     BELL SPORTS
     6350 San Ignacio Avenue
     San Jose, CA
     95119

     To the Sublessee

     Tom Flood
     SPORTRACK INTERNATIONAL INC.
     At the subleased promises

     If the Sublease is terminated at the Sublessee's request or by the Sublessor by reason of the occurrence of an Event of Default, then an equivalent of six (6) months instalments of basic rent will immediately become due and payable by the Sublessee as accelerated rent.

     If the Sublease is terminated at the Sublessor's request, except when such termination is by reason of the occurrence of an Event of Default, then the equivalent of six (6) months instalments of basic rent will immediately become due and payable by the Sublessor as termination penalty.

9.   Section 1.6 of the First Amendment is hereby deleted.


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10.  Section 5.0 of the Addendum is hereby deleted and replaced by the following:

     The Sublessee shall pay all the costs of mail delivery and pick-up, receptionist, and the following office supplies: coffee and all coffee supplies such as cream, sugar, cups, etc., water, soap, toilet paper, paper towels for washrooms.

11. Section 12.0 of the Addendum shall be deleted and replaced with the following:

     The Sublessor agrees and accepts to provide the Sublessee free use and general utilization of the following equipment:

     (a) compressor, and

     (b) alarm system; and

     (c) phone system.

12.  An employee of Sublesee will serve as the on-site Facility Manager:

     (a) the Facility Manager will be the contact person for office utility maintenance or other tenant issues, including, without limitation, controlling the alarm system and keys.

     (b) the Facility Manager will also be responsible for negotiating service contracts, including, without limitation, those relating to cleaning and snow removal, for the entire facility, and with respect to all tenants, it being agreed, however, that the Sublessor's prior written approval will be required before any service or maintenance contracts are entered into.

     (c) the Facility Manager shall serve as the contact person for future tenants' use of the telephone system and to ensure that all future have telephones to use.

     The Facility Manager's costs shall be paid through a 5% discount off the basic rent (excluding operating costs) payable by the Sublessee, calculated on a monthly basis.


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13.  The Sublessee will relocate distribution to the area adjacent to manufacturing within 30 days of the signing of this Sublease Amending Agreement. The Sublessor will reimburse the Sublessee for the expenses of this relocation up to an amount of $11,000.

14. The Sublessor and the Sublease will continue to share the post office box, and the Sublessor will pay for this post office box for the remaining term of the Sublease provided that any mail addressed to the Sublessor and which is received by the Sublessee at the post office box will be forwarded to the Sublessor on a weekly basis, at the Sublessor's expense (postage expense only).

15. All of the terms and conditions of the Sublease shall remain in full force and effert as amended hereby.

SIGNED this 23 day of February, 2000, in the City of Granby, Quebec

SUBLESSOR                                             SUBLESSEE

BELL SPORTS CANADA INC.                               SPORTRACK ACCESSORIES INC.

Per:  /s/ Rich Willis                                 Per:   /s/ Tom Flood
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